EXHIBIT 4.1

FT       INTERACTIVE DATA
         FINANCIAL TIMES
                               100 William Street
                             New York, NY 10038 USA

                               Tel: (212) 269-6300
                               Fax: (212) 771-6929
                            www.FTInteractiveData.com


April 19, 2001


Van Kampen Funds Inc.
One Parkview Plaza
Oakbrook Terrace, IL 60181


             Re: Van Kampen Focus Portfolios, Municipals Series 346
                 (A Unit Investment Trust) Registered Under the Securities
                  Act of 1933, File No. 333-57620
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  Gentlemen:

         We have examined the Registration Statement for the above captioned Fund, a copy of which is attached hereto.

         We hereby consent to the reference in the Prospectus and Registration Statement for the above captioned Fund to FT Interactive Data, as the Evaluator, and to the use of the Obligations prepared by us which are referred to in such Prospectus and Statement.

         You are authorized to file copies of this letter with the Securities and Exchange Commission.

                                                               Very truly yours,


                                                                     Steve Miano
                                           Director Fixed Income Data Operations